Exhibit 99.1

Earnings Release

Paysign, Inc. Reports Second-Quarter 2021 Financial Results

•	Second-quarter total loads and total gross dollar load volume increased 13.1% and 34.7% year-over-year, respectively
•	Second-quarter purchase transactions and purchase dollar volume increased 19.1% and 44.5% year-over-year, respectively
•	Second-quarter total revenues of $6.7 million, a year-over-year increase of $0.2 million or 3.2%
•	Second-quarter plasma revenue of $5.9 million, a year-over-year increase of $1.4 million or 30.1%
•	Second-quarter net loss of $0.9 million, or diluted earnings per share (EPS) of ($0.02)
•	Second-quarter adjusted EBITDA of $0.2 million, or diluted adjusted EBITDA per share of $0.00

HENDERSON, Nev. – August 10, 2021- – (Business Wire) – Paysign, Inc. (NASDAQ: PAYS), a leading provider of prepaid card programs, digital banking services and integrated payment processing, today reported financial results for the second quarter of 2021.

“We are pleased to report a sequential improvement in our revenues and operating results for the quarter. Throughout the quarter we saw month-over-month improvements in our financial results as pandemic-related stimulus began to phase out, thus providing an incentive for individuals to supplement their income by donating plasma. This trend has continued in July despite the recent U.S. Customs and Border Protection decision affecting Mexican citizens’ ability to receive compensation for donating plasma, which only impacted revenue on about 7% of our plasma centers,” said Mark Newcomer, Paysign CEO. “We continue to focus on diversifying our business and investing for sustained long-term growth. With the renewal of a major pharmaceutical hub customer and their copay programs and the addition of five new pharmaceutical copay programs that are expected to launch between now and the end of 2021, we are excited to continue to advance our capabilities and value in the patient affordability space.”

2021 Outlook

“While the second quarter continued to be impacted by COVID-19 and government stimulus measures as expected, we did see improving trends as we moved through the quarter. Preliminary indications are that the improving trends will continue as long as the U.S. does not enter widespread lockdown conditions and the government does not provide additional stimulus checks to individuals. More importantly, we continue to believe that our business will benefit in the fourth quarter as unemployment subsidies for the entire country are scheduled to end in early September,” said Jeff Baker, Paysign CFO.

“For the full year 2021, we continue to forecast total revenue to be in the range of $29.0 million to $32.0 million, reflecting growth of 20% to 32%. We are raising our adjusted EBITDA forecast to be in the range of $0.75 million to $1.90 million due to the better-than-expected results this quarter and higher gross profit margin expectations given operating leverage in our model as plasma volumes recover and we add more pharma programs. We are raising our gross profit margin forecast by 150 basis points to 46.5%, which is an increase of 790 basis points over 2020. Operating expenses are expected to increase modestly between $18.0 million to $18.5 million, or 2.0% to 4.9%,” Baker concluded.

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Second-Quarter 2021 Financial Overview

The following additional details are provided to aid in understanding Paysign’s second-quarter 2021 results versus the year-ago period:

•	Revenues increased $0.2 million or 3.2% versus the year-ago period. The increase was driven by the impact of the following factors:
o	Plasma revenue increased $1.4 million (30.1%) primarily due to an increase in plasma donations and dollars loaded to cards as business restrictions in place due to COVID-19 began to relax and large amounts of pandemic-related stimulus checks hit individuals’ bank accounts in April. The average revenue per center increased 6.4%. We added 13 additional plasma centers during the quarter, exiting the quarter with 356 centers. This compares to 290 centers at the end of June 2020.
o	Pharma revenue decreased $1.1 million (63.8%) primarily driven by the change in accounting estimate that occurred in the third quarter of 2020, which impacted the recognition of settlement income during the second quarter compared to the second quarter of 2020.
•	Cost of revenues increased $0.4 million (11.5%). Cost of revenues is comprised of transaction processing fees, data connectivity and data center expenses, network fees, bank fees, card production and postage costs, customer service, program management, application integration setup and sales and commission expense. The increase was primarily due to the increase in plasma transactions, as many of the plasma transaction costs are variable, which are provided by third parties who charge us based on the number of transactions that occur during the period.
•	Gross profit decreased $0.2 million (4.6%) primarily due to the reduction in pharma revenues, offset by increases in plasma revenues. Gross profit margin was 47.4% compared to 51.3% in the second quarter of 2020.
•	Operating expenses increased $0.1 million (3.5%) from the second quarter of 2020. Excluding the loss on the abandonment of assets in the second quarter of 2020, operating expenses would have increased $0.2 million (4.6%) from the year-ago period. The year-over-year increase was primarily due to increases in depreciation and amortization due to the continued capitalization of new software and equipment, continued enhancements to our platform and new furniture and fixtures and leasehold improvements associated with the relocation to a new building in June 2020. Additionally, rent and occupancy expense increased $0.1 million due to the relocation as previously mentioned.
•	Income tax benefit declined $0.4 million primarily as a result of the full valuation allowance on our deferred tax asset at the end of 2020 and the tax benefit related to our stock-based compensation and a pretax loss in the prior-year period.
•	Net loss increased $0.7 million to a loss of $0.9 million. The overall change in net income relates to the aforementioned factors.
•	“EBITDA,” which is defined as earnings before interest, taxes, depreciation and amortization expense, and which is a non-GAAP metric, decreased $0.2 million to a loss of $0.3 million due to the aforementioned factors.
•	“Adjusted EBITDA,” which reflects the adjustment to EBITDA to exclude stock-based compensation charges and loss on abandonment of assets, and which is a non-GAAP metric used by management to gauge the operating performance of the business, decreased $0.3 million to a profit of $0.2 million due to the aforementioned factors.

COVID-19 Update

The outbreak of a novel coronavirus and the incidence of the related disease (COVID-19) starting in late 2019 has continued, spreading throughout the United States and much of the world beginning in the first quarter of 2020. In March 2020, the World Health Organization declared the outbreak a pandemic. While the disruption is currently expected to be temporary, there is uncertainty about the duration given the development of new variants that appear to be spreading. The COVID-19 outbreak and the new stimulus packages signed into law during 2020 and 2021 have had and will continue to have an adverse effect on the company's results of operations. While we remain cautiously optimistic and have seen improvements in our operating results, we are not back to pre-pandemic operating levels. Given the uncertainty around the extent and timing of the potential future spread or mitigation of COVID-19 and variants and the imposition or relaxation of protective measures, management cannot reasonably estimate the impact on the company's future results of operations, cash flows or financial condition.

Second-Quarter 2021 Financial Results Conference Call Details

At 5:00 p.m. Eastern time today, the company will host a conference call to discuss its second-quarter 2021 results. The conference call may include forward-looking statements. The dial-in information for this call is 877.407.2988 (within the U.S.) and 201.389.0923 (outside the U.S.). A replay of the call will be available until November 10, 2021, and can be accessed by dialing 877.660.6853 (within the U.S.) and 201.612.7415 (outside the U.S.), using passcode 13721129.

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Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. All statements, other than statements of fact, included in this release, are forward-looking statements. Such forward-looking statements include, among others, that our business will continue to rebound from the pandemic; the number of new plasma centers the company expects to add in 2021 materialize; the first quarter of 2021 will be a low-water mark for revenue per plasma center; the expected total revenue, gross profit margins, operating expenses, adjusted EBITDA and plasma revenues for 2021 and 2022 meet our expectations; the company’s ability to return to year-over-year growth; and that the company remains well-capitalized and positioned to weather impacts from the pandemic. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; that a downturn in the economy, including as a result of COVID-19 and variants, as well as government stimulus measures, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; that a data security breach could expose us to liability and protracted and costly litigation; and other risk factors set forth in our Form 10-K for the year ended December 31, 2020. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

About Paysign, Inc.

Paysign, Inc. (NASDAQ: PAYS) is a leading provider of prepaid card programs, comprehensive patient affordability offerings, digital banking services and integrated payment processing designed for businesses, consumers and government institutions. Founded in 2001 and headquartered in southern Nevada, the company creates customized, innovative payment solutions for clients across all industries, including pharmaceutical, healthcare, hospitality and retail. By using Paysign solutions, clients enjoy benefits such as lower administrative costs, streamlined operations, increased revenues, accelerated product adoption, and improved customer, employee and partner loyalty.

Built on the foundation of a powerful and reliable payments platform, Paysign’s end-to-end technologies securely enable a wide range of services, including transaction processing, cardholder enrollment, value loading, cardholder account management, reporting and customer care. The modern cross-platform architecture is designed to be highly flexible, scalable and customizable, which delivers cost benefits and revenue-building opportunities to clients and partners.

As a full-service program manager, Paysign manages all aspects of the prepaid card lifecycle, from card design and bank approvals, production, packaging, distribution and personalization, to inventory and security controls, renewals, lost and stolen cards and card replacement. The company’s in-house, bilingual customer care is available 24/7/365 through live agents, interactive voice response (IVR), and two-way SMS alerts.

For more than 20 years major pharmaceutical and healthcare companies and multinational enterprises have relied on Paysign to provide full-service programs tailored to their unique requirements. The company has designed and launched prepaid card programs for corporate rewards, employee incentives, consumer rebates, donor compensation, clinical trials, healthcare reimbursement payments and copay assistance.

Paysign’s expanded product offerings now include additional corporate incentive products and demand deposit accounts accessible with a debit card. The product roadmap includes expanded offerings into new prepaid card categories including payroll, travel, and expense reimbursement. For more information, visit paysign.com.

Contacts:

Paysign Investor Relations: 888.522.4810 ir@paysign.com	Paysign Media Relations: Alicia Ches Director, Marketing 702.749.7257 pr@paysign.com

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PAYSIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Plasma industry	$5,947,313	$4,572,439	$11,330,464	$11,915,849
Pharma industry	641,037	1,768,565	1,523,867	4,788,942
Other	62,940	102,061	76,387	314,747
Total revenues	6,651,290	6,443,065	12,930,718	17,019,538

Cost of revenues	3,498,723	3,138,350	6,946,345	7,993,870

Gross profit	3,152,567	3,304,715	5,984,373	9,025,668

Operating expenses
Selling, general and administrative	3,474,562	3,401,501	7,339,548	7,228,825
Loss on abandonment of assets	–	42,898	–	42,898
Depreciation and amortization	614,182	506,477	1,210,030	1,008,853
Total operating expenses	4,088,744	3,950,876	8,549,578	8,280,576

Income (loss) from operations	(936,177)	(646,161)	(2,565,205)	745,092

Other income
Interest income, net	5,010	3,130	12,111	65,291

Income (loss) before income tax provision (benefit)	(931,167)	(643,031)	(2,553,094)	810,383
Income tax provision (benefit)	800	(423,797)	2,400	(511,348)

Net income (loss)	$(931,967)	$(219,234)	$(2,555,494)	$1,321,731

Net income (loss) per share
Basic	$(0.02)	$(0.00)	$(0.05)	$0.03
Diluted	$(0.02)	$(0.00)	$(0.05)	$0.02

Weighted average common shares
Basic	50,748,437	49,015,686	50,551,299	48,864,424
Diluted	50,748,437	49,015,686	50,551,299	54,542,458

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PAYSIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021 (Unaudited)	December 31, 2020 (Audited)
ASSETS
Current assets
Cash	$6,615,180	$7,829,453
Restricted cash	65,755,562	48,100,951
Accounts receivable	947,954	654,859
Prepaid expenses and other current assets	1,741,866	1,375,364
Total current assets	75,060,562	57,960,627

Fixed assets, net	1,757,518	1,849,164
Intangible assets, net	3,842,205	3,699,033
Operating lease right-of-use asset	4,113,275	4,324,682

Total assets	$84,773,560	$67,833,506

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,863,837	$2,162,256
Operating lease, current portion	330,376	320,636
Customer card funding	65,755,562	48,100,951
Total current liabilities	68,949,775	50,583,843

Operating lease liability, long term portion	3,845,938	4,013,598

Total liabilities	72,795,713	54,597,441
Commitments and contingencies (Note 8)
Stockholders' equity
Preferred stock: $0.001 par value; 25,000,000 shares authorized; none issued and outstanding	–	–
Common stock; $0.001 par value; 150,000,000 shares authorized, 51,143,382 and 50,251,607 issued at June 30, 2021 and December 31, 2020, respectively	51,143	50,252
Additional paid-in capital	15,685,275	14,388,890
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Accumulated deficit	(3,608,571)	(1,053,077)
Total stockholders' equity	11,977,847	13,236,065

Total liabilities and stockholders' equity	$84,773,560	$67,833,506

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use non-GAAP measures that exclude from net income the following cash and non-cash items: interest, taxes, amortization and depreciation and stock-based compensation. We believe these non-GAAP measures used by management to gauge the operating performance of the business help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting, and investors should read them in conjunction with the company’s financial statements prepared in accordance with GAAP. The non-GAAP measures we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges and loss on abandonment of assets.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP. Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of adjusted EBITDA to net income (loss):
Net income (loss)	$(931,967)	$(219,234)	$(2,555,494)	$1,321,731
Income tax provision (benefit)	800	(423,797)	2,400	(511,348)
Interest income	(5,010)	(3,130)	(12,111)	(65,291)
Depreciation and amortization	614,182	506,477	1,210,030	1,008,853
EBITDA	(321,995)	(139,684)	(1,355,175)	1,753,945
Loss on abandonment of assets	–	42,898	–	42,898
Stock-based compensation	540,921	600,775	1,177,135	1,324,958
Adjusted EBITDA	$218,926	$503,989	$(178,040)	$3,121,801

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